Exhibit 10.30

AMENDMENT NO. 17 TO EMPLOYMENT AGREEMENT

This AMENDMENT NO. 17 TO EMPLOYMENT AGREEMENT is entered as of the 12th day of December, 2016, between COMCAST CORPORATION, a Pennsylvania corporation (together with its subsidiaries, the “Company”), and BRIAN L. ROBERTS (“Employee”).

BACKGROUND

WHEREAS, the parties entered into an Employment Agreement dated as of January 1, 2005, as amended (the “Agreement”), that sets forth the terms and conditions of Employee’s employment with the Company, and

WHEREAS, the parties desire to further amend the Agreement on the terms and conditions contained herein.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Subparagraph 5(b) of the Agreement is hereby amended to add the following year and amount thereto: “Year — 2017; Amount - $4,221,301.” Employee hereby elects January 2, 2020 as the scheduled payment date with respect to such amount, provided that Employee may elect to postpone such scheduled payment date to the extent permitted under the Company’s 2005 Deferred Compensation Plan.

2. The Agreement is hereby amended to add a new subparagraph 14(g), to follow subparagraph 14(f) and to read in its entirety as follows:

“(g) Nothing contained in this Agreement (including, without limitation, subparagraphs 14(c) and 15(a)) or otherwise limits Employee’s ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege, to the Securities and Exchange Commission (the “SEC”), the Occupational Safety and Health Administration (“OSHA”) or any other federal, state or local governmental agency or commission regarding possible legal violations, without disclosure to the Company. The Company may not retaliate against Employee for any of these activities, and nothing in this Agreement requires Employee to waive any monetary award or other payment that Employee might become entitled to from the SEC or OSHA.”

3. Except as modified hereby, the Agreement shall continue unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 17 as of the date first-above written.

COMCAST CORPORATION

By:	/s/ Arthur R. Block

Date:	December 12, 2016

EMPLOYEE:

/s/ Brian L. Roberts
Brian L. Roberts

Date:	December 12, 2016